UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2009 athenahealth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33689	04-3387530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
311 Arsenal Street, Watertown, MA	02472
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   617-402-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

On July 1, 2009, athenahealth, Inc. (the “Company”) entered into a schedule and statement of work (the “SOW”) under the Master Agreement for U.S. Availability Services it entered into as of March 31, 2007 (the “Master Agreement”), with SunGard Availability Services LP (“SunGard”). As previously reported, the Master Agreement provided for the parties to enter into a schedule and/or statement of work for additional business continuity services to be performed by SunGard thereunder. The SOW provides for an expansion of the business continuity services to be performed by SunGard from July 1, 2009 (the “Effective Date”), until a mutually agreed upon date. Consideration payable under the SOW is to be made in three installments: on the Effective Date, one month following the Effective Date, and upon project completion. With the exception of the fact that James L. Mann, a member of the Company’s Board of Directors, is also a director of SunGard Data Systems Inc., the parent corporation of SunGard, there are no material relationships between the Company and SunGard, or between any of their respective affiliates, other than in respect of the Master Agreement, the SOW, and related agreements.

The Company will be requesting confidential treatment for certain portions of the SOW, and intends to file a redacted copy of the SOW as an exhibit to its quarterly report on Form 10-Q for the quarter ending June 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

athenahealth, Inc.
(Registrant)

July 8, 2009	/s/ DANIEL H. ORENSTEIN
Daniel H. Orenstein
VP, General Counsel, and Secretary